Exhibit 99.3

SEPARATION AGREEMENT

AND

WAIVER AND RELEASE OF ALL CLAIMS

This Separation Agreement and Waiver and Release of all Claims (“Agreement”) is made and entered into by and between Clarient, Inc. (the “Company”), and Jose de la Torre-Bueno (“Executive” or “Employee”), who is currently serving as the Chief Technology Officer, in connection with the termination of employment of the Executive.

In resolution of any and all disputes, known and unknown, between the Company and Executive arising from Executive’s employment with the Company, Executive’s Employment Agreement with the Company, Executive’s termination from the Company, or otherwise, and in exchange for the consideration to the Executive made under this Agreement, the Company and Executive covenant and agree as follows:

1.                                       Termination of Employment. Employment of the Executive with the Company and the Company’s Affiliates will be terminated effective October 1, 2007 (the “Termination Date”). From and after the Termination Date, Executive shall no longer be employed by, or act in any capacity for, the Company or any of its Affiliates. For purposes of this Agreement, “Affiliate” means Safeguard and Clarient Pathologist, Inc.

2.                                       Severance Payments. In exchange for the covenants and promises of Executive, and subject to all of the terms and conditions contained in this Agreement, the Company agrees as follows:

a)  The Company shall pay to Executive an amount equal to one (1) year of Executive’s base salary in effect as of the date of this Agreement, less applicable federal, state, and local withholding taxes. Such payments shall be made whether or not Executive obtains new employment during the period commencing on the Termination Date and ending on the one (1) year anniversary thereof (the “Severance Period”) and will be made in accordance with the Company’s standard payroll procedures; provided, however, that such payments shall cease immediately if Executive violates any provision set forth in this Agreement. The first payment under this provision shall be made by Company on the date when the seven-day release revocation period expires, as set forth in Section 8.

b)   On the Termination Date, 50% of the Executive’s unvested shares of stock options held by Executive at that time will be accelerated. (The vesting of the options will be accelerated in the order the options were granted until options have become vested as a result of such acceleration for that number of shares equal to 50% of the total number of shares as to which the options (taken in aggregate) were unvested before acceleration.)   All other options provided to Executive up to and including the Termination Date shall continue to vest for six months after the Termination Date. Executive shall be entitled to exercise the options provided to him until the earlier of (i) twelve months after the

Termination Date or (ii) the expiration date of the option. However, in the event that the Company is acquired, such that there is a transfer of at least 90% of the outstanding stock of the Company, within twelve (12) months of the Termination Date, Employee’s options will be accelerated and Employee must exercise his options on the date of the acquisition. For the avoidance of doubt, with respect to the stock option granted to Executive by the Company on April 3, 2006, the 30,000 shares were covered by such stock option and which were subject to performance vesting conditions, which conditions were not attained, did not vest, and for the avoidance of doubt, such stock options shall not be exercisable with respect to such 30,000 shares and is hereby cancelled with respect thereto; however, this provision shall have no effect on the 20,000 share which were covered by such stock options, but which were not subject to performance vesting conditions

c)  Executive shall be eligible to elect continued group health coverage for himself and his eligible dependents in accordance with the rules and regulations of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). If Executive chooses such continuation health insurance coverage, the Company will reimburse Executive, upon submitting receipts for payment, for one year or until the Executive obtains insurance through another employer, whichever occurs sooner. Thereafter, Executive shall be solely responsible for paying the premiums for COBRA continuation coverage. If Executive ceases to be eligible for COBRA because the Company does not pay the premiums for its existing or group insurance policy or the Company ceases to have a group healthcare plan, the Company will pay Executive, for any portion of the period referred to above during which Executive’s COBRA eligibility ceases for such reasons, the amount of the premium it would have had to pay for Executive’s coverage under the then existing, or if none, the most recently existing, healthcare insurance policy. Executive should consult with the Company’s Manager of Human Resources concerning the process for assuming ownership of and continued premium payments for any life insurance policy.

d)  Executive shall be paid a “pro rata portion” of his “bonus for the year of termination” (as those terms are hereinafter defined) within fifteen (15) days of the approval of the 2007 Managers Incentive Program (MIP) payout by the Employer’s Board of Directors. “Pro rata portion” means the number of days in the calendar year of termination up to and including the Termination Date divided by the total number of days in that full calendar year. The “bonus for the year of termination” means the amount the Executive would have been likely to earn if he had been employed for the full year, as determined in good faith by the Board of Directors of the Company or a committee thereof.

e) It is expressly understood by Executive that receipt of all compensation and benefits described above in (a) through (d) of this Section 2 are contingent upon (i) the release of all claims as set forth below in Sections 6 and 7; (ii) Executive not engaging in Solicitation for a period of six months from the Termination Date as set forth below in Section 4; and (iii) Executive not engaging in Competition for a period of twelve months from the Termination Date as set for the below in Section 5. It is further understood by the Executive that the conditions to receiving severance benefits will not prevent him from obtaining employment or otherwise earning a living at the same general economic benefit as reasonably required by him without losing the severance benefits. The Executive also acknowledges that the provisions contained in this Agreement are reasonable and necessary to protect the legitimate business interests of the Company and that the Company would not have entered into this Agreement in the absence of such provisions. Executive will not be required to mitigate the amount of any payment provided for in this letter by seeking other employment or otherwise.

3.                                       Other Payments.

a)  Executive shall be paid all accrued and unpaid salary to the Termination Date and accrued but unused PTO earned through the Termination Date, less applicable federal, state, and local withholding taxes. Executive shall also be reimbursed for all properly reimbursable expenses incurred by him through the Termination Date.

4.                                       Non-Solicitation. Executive shall not alone or in concert with others (A) solicit, entice, or induce any Customer (as defined below) to become a client, customer, OEM, distributor, or reseller of any other person or, firm or corporation with respect to, or provide, products or services which are competitive with products or services then sold or under development by the Company or to cease doing business with the company or authorize or knowingly approve the taking of such actions by any other person, or (B) solicit, entice, or induce directly or indirectly, or hire any person who presently is or at any time during the term of this Agreement is an employee of the Company to become employed by any other person, firm or corporation or to leave his or her employment with the Company or authorize or approve any such action by any other person or entity for a period of one year commencing from the Termination Date. Providing a reference for an employee of the Company will not, however, constitute Solicitation if the employee has decided to leave the employ of the Company, is seeking other employment and requests the reference. Nothing in this Section 4 will at any time prohibit Executive from hiring a former employee of the Company whose employment with the Company was terminated through no act of Executive, and who was not solicited directly or indirectly by Executive while the employee was employed by the Company.

(i)                                     “Customer” means any person or entity that within the two (2) years prior to the Termination Date was a client, customer, OEM, distributor, or reseller of the Company or a bona fide prospect to become any of the foregoing.

5.                                      Non-Competition. Executive shall not, without prior written approval of the Board of Directors of the Company, directly or indirectly through any other person,

firm, or corporation, whether individually or in conjunction with any other person, or as an employee, agent, consultant, representative, partner or holder of any interest in any other person, firm, corporation or other association during any portion of the six months after the Termination Date, compete with, or encourage or assist others to compete with lab services, or solicit orders or otherwise participate in business transactions or provide services in competition with, the business engaged in by the Company at any time during the term of Executive’s employment with the Company (unless such business shall have been abandoned by the Company.)  Executive acknowledges that the Company’s products are marketed throughout the United States, that therefore the Company is engaged in business in every county and state of the United States and that the foregoing definition of “competition” includes competition in every county and state of the United States as well as in foreign countries.

6.                                       Release of All Claims. In consideration of Paragraph 2 of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee, on behalf of Employee and his heirs, hereby irrevocably, unconditionally and completely releases, discharges and holds harmless the Company and its Affiliates of and from any and all causes of actions , suits, debts , claims, and demands whatsoever in law or in equity, which he ever had, now has, or hereafter may have or which his heirs, executors or administrators may have, by reason of any matter, cause, or thing whatsoever, from the beginning of his employment with the Company and/or the Company’s Affiliates to the date of this Agreement, and particularly, but not without limitation, any claims arising from or relating in any way to his employment or the separation of his employment relationship with the Company, including, but not limited to:

•                                          Breach of express or implied contract, including any contract of employment, and any employment-related torts or personal injuries (whether physical or mental), including wrongful termination or discharge, intentional or negligent infliction of emotional distress, defamation, interference with contractual relations, invasion of the right to privacy, misrepresentation, negligence, conspiracy or otherwise;

•                                          Any federal or state law, including without limitation Title VII of the Civil Rights Act of 1964 [42 USC Section 2000e (and following sections)], or any other federal, state or local law that prohibits discrimination on the basis of race, color, religion, sex, age, national origin, ancestry or disability, or any other protected group status;

•                                          The Age Discrimination in Employment Act and the Older Workers Benefit Protection Act [29 USC Section 621 (and following sections)], which prohibit discrimination against employees age 40 and above;

•                                          The Family and Medical Leave Act [29 USC Section 2601 (and following sections)];

•                                          The Employee Retirement Income Security Act [29 USC Section 1001 (and following sections)];

•                                          The Reconstruction Era Civil Rights Act [42 USC Section 1981 (and following sections)];

•                                          The Americans with Disabilities Act [29 USC Section 12101 (and following sections)];

•                                          The Worker Adjustment and Retraining Notification Act [29 USC Section 2100 (and following sections)];

•                                          Any other Claim(s) in any way related to or arising out of Employee’s employment with the Company or the termination of that employment.

Notwithstanding anything to the contrary contained in this Agreement, the release set forth in this Paragraph 5 (the “Release”) expressly excludes any Claim(s) attributable to or arising from this Agreement, and it shall not waive any Claim(s) that may arise out of future events beyond the effective date of this Agreement, including those that may arise under COBRA or those subject to any pension or welfare benefit plan maintained by the Company, if any.

7.                                       Full and Complete Release. Employee acknowledges that the Release extends to all causes of action, suits, debts, claims and demands referred to in Section 5, known or unknown, suspected or unsuspected. By signing this Agreement, Employee expressly waives all rights under Section 1542 of the California Civil Code, which reads in full as follows:

“A General Release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

8.                                       Review Period. Employee acknowledges and understands that Employee has been given twenty-one (21) days from the Termination Date to consider and review the terms of this Agreement prior to signing it, and releasing Employee’s claims. Employee understands that Employee may execute this Agreement in Employee’s sole and absolute discretion, prior to the expiration of said twenty-one (21) day period; however, Employee may not sign this Agreement prior to the Termination Date.

9.                                       Right of Revocation. Employee acknowledges and understands that Employee may revoke this Agreement for a period of up to seven (7) days after Employee executes it (not counting the day it is signed). To revoke this Agreement, Employee must give written notice to the Company stating that Employee wishes to revoke this Agreement by providing notice by hand-delivery, mail or facsimile to:

Ron Andrews

President and CEO

Clarient, Inc.

31 Columbia

Aliso Viejo, CA  92656

If Employee mails a notice of revocation to the Company, it must be postmarked no later than seven (7) days following the date on which Employee signed this Agreement (not counting the day it was signed) or the revocation will not be effective.

10.                                 Covenant Not to Sue. Employee agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against the Company or any Company Affiliate with respect to any known matter arising before the date of this Release or covered by the Release and not to assert against the Company or any Company Affiliate in any action, grievance, suit, litigation or proceeding on any known matter before the date of this Release or covered by the release. Employee agrees that in the event of a breach of any covenant of this Release by Employee, the Company or any Company Affiliate damaged as a result of such breach shall be entitled to recover attorneys’ fees and costs in an action relating to such breach, in addition to compensatory damages.

11.                                 Confidentiality.

a)                                      Except to the extent required by law, including SEC disclosure requirements, the Employee agrees that the terms of this Agreement will be kept confidential by Employee, except that Employee may advise his family and confidential advisors.

b)                                     Employee will not for a period of two years commencing from the Termination Date knowingly reveal to any person or entity any of the trade secrets or confidential information of the Company or that of the Company Affiliates or of any third party which the Company is under an obligation to keep confidential (including, but not limited to, trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans, and proposals), and Employee shall keep secret all confidential matter relating to the Company or the Company Affiliates and shall not use or attempt to use any such confidential information in any manner which injures or causes loss or may reasonably be  calculated to injure or cause loss whether directly or indirectly to the Company or the Company Affiliates. These restrictions contained in this sub-paragraph (b) shall not apply to: (i) information that at the time of disclosure is in the public domain through no fault of Employee; (ii) information received from a third party outside of the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of the Company or the Company Affiliates; or (iv) information that may be required by law or an order of the court, agency or proceeding to be disclosed; provided, Employee shall provide the Company notice of any such required disclosure once Employee has knowledge of it and will help the Company at the Company’s expense to the extent reasonable to obtain an appropriate protective order.

c)                                      Employee represent that, except as necessary and appropriate to perform his employment duties, Employee has not taken, used or knowingly permitted to be used by any third party any notes, memorandum, reports, lists, records, drawings, sketches, specification, software programs, data, documentation, or other materials of any nature relating to any matter within the scope of the business of the Company, the Company Affiliates, or their partner companies or concerning any of the Company’s dealings. Employee shall not, after the Termination Date, use or knowingly permit to be used by any third party any such notes, memoranda, reports, lists, records, drawings, sketches, specification, software program, data, documentation, or other materials of any nature relating to any matter within the scope of the business of the Company, the Company Affiliates, or their partner companies or concerning any of the Company’s dealings, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company, the Company Affiliates or client of the Company as the case may be, and that Employee has delivered all of the foregoing, and all copies thereof, except for a laptop computer and Employee’s personal contacts list, to the Company at its main office.

12.                                 Non-Disparagement. In consideration of the mutual promises and covenants contained in this Agreement, the Executive and the Company hereby expressly agree that they will not make statements to or initiate or participate in discussions with any other person that would defame or disparage the other, or make to, or solicit for, the media or others, any comments, statements (whether written or oral), and the like that may be considered to be derogatory or detrimental to the good name or business reputation of either party. It is understood and agreed that the Company’s obligation under this paragraph extends only to the conduct of the Company’s employees who as of the date of this Agreement hold titles that are at or above the level of Director, as that term is used within the Company. The only exception to the foregoing shall be in those circumstances in which Employee or the Company is obligated to provide information in response to an investigation by a duly authorized governmental entity or in connection with legal proceedings.

13.                                 No Admission. This Agreement does not constitute an admission by the Company or by any Affiliate, and the Company and each Affiliate specifically deny, that the Company or any Affiliate has violated any contract, law, or regulation or that it has discriminated against Employee or otherwise infringed on Employee’s rights or privileges or done any other wrongful act.

14.                                 General. This Agreement constitutes the entire understanding between the parties on the subject matter contained herein and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties with respect to such subject matter, including the Executive’s Employment Agreement with the Company dated January 10, 2001. No promise, representation, warranty, or covenant not included in this Agreement has been or is relied upon by either party. Notwithstanding any statute or case law to the contrary, this Agreement may not be modified except by a written instrument signed by each of the parties, whether or not such modification is supported by separate consideration. This Agreement shall be binding upon and be for the benefit of the Company, its Affiliates, and their successors and assigns, and Employee and his personal representatives, executors and heirs. If

Executive dies while any amount payable under this Agreement remains unpaid, all such amounts will be paid to the parties legally entitled thereto. Employee warrants that Employee has not assigned any Claim(s) released by this Agreement, or any interest therein, to any third party. Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver of, or consent to, any subsequent breach of this Agreement on the part of the other party. In addition, no course of dealing between the parties, or any delay in exercising any rights or remedies hereunder or otherwise, shall operate as a waiver of any of the rights or remedies of the parties. The provisions of this Agreement are severable. If any part of this Agreement is found to be unenforceable, the other provisions shall remain fully valid and enforceable. It is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.

15.                                 Indemnity.

a)                                      The Release in this Agreement shall not release the Company or any of its insurance carriers from any obligation it or they might otherwise have to defend and/or indemnify Employee and hold him harmless from any claims made against him arising out of his activities as director or officer of the Company, to the same extent as the Company or its insurance carriers are or may be obligated to defend and/or indemnity and hold harmless any other director or officer and the Company affirms its obligation to provide indemnification to Employee as a director, officer, former director, or former officer of the Company, as set forth in the Company’s bylaws and charter documents in effect on the date of this Agreement.

b)                                     Employee agrees that Employee will personally provide reasonable assistance and cooperation to the Company, at the Company’s expense, in activities related to the prosecution or defense of any pending or future lawsuits or claims involving the Company.

16.                                 Knowing and Voluntary Execution. Employee acknowledges that Employee has read this Agreement carefully and fully understands the meaning of the terms of this Agreement. Employee acknowledges that Employee has signed this Agreement voluntarily and of Employee’s own free will and that Employee is knowingly and voluntarily releasing and waiving all claim(s) that Employee has or may have against the Company or any Affiliate.

17.                                 Consultation with Attorney. The Company advises Employee to consult with an attorney of Employee’s choosing prior to signing this Agreement. Except as set forth in Paragraph 2(a) (i) of this Agreement, Employee will be solely responsible for any attorneys’ fees incurred by Employee in connection with this Agreement.

18.                                 Employee Representations. Employee represents and warrants that: (a) Employee is over the age of majority and of sound mind and has the exclusive power and authority to execute and deliver this Agreement; (b) this Agreement has been duly executed and delivered by Employee, after Employee having been advised in writing to seek legal counsel and having the opportunity to consult with legal counsel, and it constitutes Employee’s legal, valid, and binding obligation in accordance with its terms; (c) Employee is the exclusive owner of all rights and claims Employee may have or assert against Employer and no person or entity is now, or shall be, subrogated to any claims or rights that Employee has or may have against the Company; and (d) except as expressly set forth in this Agreement, no promises, representations or inducements have been made by the Company to Employee to cause Employee to sign this Agreement.

19.                                 Miscellaneous. All matters pertaining to the validity, construction, interpretation, and effect of this Agreement shall be governed by the laws of the State of California. If for any reason this Agreement is not executed or otherwise consummated, this Agreement shall not constitute any evidence in any proceeding or be used in discovery in any way.

I HAVE BEEN AFFORDED THE OPPORTUNITY TO REVIEW AND CONSIDER THIS DOCUMENT FOR AT LEAST TWENTY-ONE (21) DAYS.

I UNDERSTAND THAT I HAVE SEVEN (7) DAYS FROM THE DATE GIVEN BELOW TO REVOKE THIS RELEASE AND WAIVER.

I HAVE READ AND UNDERSTAND THIS DOCUMENT. I HAVE SIGNED THIS DOCUMENT FREELY AND OF MY OWN ACCORD AFTER HAVING BEEN GIVEN AMPLE OPPORTUNITY AND HAVING BEEN ADVISED TO SECURE THE ADVICE AND COUNSEL OF AN ATTORNEY OF MY CHOOSING.

EXECUTIVE

/s/ Jose de la Torre-Bueno
Jose de la Torre-Bueno

CLARIENT, INC.

/s/ Ron Andrews
Ron Andrews, President